Exhibit 10.4

AMENDMENT TO TRANSITION AND SEPARATION AGREEMENT

WHEREAS, Suellyn P. Tornay and Global Payments Inc. are parties to a Transition and Separation Agreement dated December 12, 2013 (the “Agreement”); and

WHEREAS, the parties now desire to amend certain of the terms of the Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto acknowledge that the Agreement is hereby amended as follows:

1. Section 2(v) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(v) For a period of twenty-four (24) months immediately following the Termination Date, the Company shall continue Employee’s Company-provided basic life insurance at least equal to that which would have been provided had Employee remained employed with Company in accordance with the Company’s group plans and the Company shall pay all premiums for such coverage for Employee, provided, however, that the obligation of the Company to provide the coverage referenced in this section (v) shall terminate upon Employee’s obtaining other employment to the extent that such life insurance coverage is provided by the new employer; and”

2.    A new Section 2(xii) shall be added to the Agreement as follows:

“(xii) In lieu of providing Employee with disability benefits or long-term disability insurance or other similar benefits, Company shall make a lump sum payment to Employee in the amount of $44,000, less normal withholdings, which amount shall be paid to Employee within 30 days of the Six-Month Pay Date.”

Except as modified hereby, the terms and conditions of the Agreement shall remain in full force and effect; provided, however, that if any term or condition of the Agreement conflicts with or is inconsistent with any term or condition of this Amendment, such terms and conditions hereof shall prevail and be controlling.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers duly authorized as of the 31st day of July, 2014.

GLOBAL PAYMENTS INC.	SUELLYN P. TORNAY

By: /s/ David L. Green	/s/ Suellyn P. Tornay
Name: David L. Green	Suellyn P. Tornay
Title: EVP and General Counsel